                   AMENDED AND RESTATED ACCOUNTS RECEIVABLE
                       MANAGEMENT AND SECURITY AGREEMENT


          This Amended and Restated Accounts Receivable Management and Security Agreement is made as of the 9th day of April, 1998 by and among BNY FINANCIAL CORPORATION ("Lender") having offices at 1290 Avenue of the Americas, New York, New York 10104 and RENAISSANCE WORLDWIDE, INC. ("RWI") a Massachusetts corporation having a principal place of business at 189 Wells Avenue, Newton, Massachusetts 02159, RENAISSANCE WORLDWIDE PROFESSIONALS, INC. ("RWP") a California corporation having a principal place of business at 300 Montgomery Street, Suite 200, San Francisco, California 94104, THE HUNTER GROUP, INC. ("THG"), a Maryland corporation having a principal place of business at 100 East Pratt Street, Suite 1600, Baltimore, Maryland 21202, RENAISSANCE WORLDWIDE STRATEGY, INC. ("RWST"), a Delaware corporation having a principal place of business at 55 Old BedfordRoad, Lincoln, Massachusetts 01773, AMERICA"S REGISTRY, INC. ("ARI"),a Massachusetts corporation having a principal place of business at 189 Wells Avenue, Newton, Massachusetts, and SHAMROCK COMPUTER RESOURCES, LTD. ("SCR") an Iowa corporation having a principal place of business at 800 36th Avenue, Suite 101, Moline, Illinois 61265 and THE REGISTRY, INC. NETWORK CONSULTING PRACTICE ("TRNCP") a New Hampshire corporation having a principal place of business at 157 Portsmouth Avenue, P.O. Box 334, Stratham, New Hampshire 03888. RWI, RWP, THG, RWST, ARI, SCR and TRNCP are hereinafter individually and collectively referred to as the "Borrower". The liability of RWI, RWP, THG, RWST, ARI, SCR and TRNCP hereunder shall be joint and several.

                                 BACKGROUND
                                 ----------

1. The Registry Inc., ARI and TRNCP (collectively, the "Original Borrowers") are parties to an Accounts Receivable Management and Security Agreement dated as of February 29, 1996 (the "Original ARM Agreement").

2. On December 3, 1997, Renaissance Solutions, Inc, THG, and SCR became additional Borrowers under the Original Arm Agreement.

3. Borrowers subsequently restructured the organization of their various subsidiaries and affiliates. In connection with such restructuring, (i) The Registry, Inc. changed its name to Renaissance Worldwide, Inc., (ii) certain affiliates of The Registry, Inc. merged into and with RWP, (iii) certain other affiliates of The Registry, Inc. merged into and with Renaissance Solutions, Inc., which then changed its name to Renaissance Worldwide Strategy, Inc., (iv) RWP and RWST became wholly-owned subsidiaries of RWI and (v)TRNCP became a wholly-owned subsidiary of THG.

4. The Original Borrowers are presently indebted to Lender under the Original ARM Agreement in the aggregate principal sum of $________________, plus all interest accrued thereon. Borrower has requested and Lender has agreed to increase the Maximum Loan Amount (hereafter defined) and the Maximum Revolving Amount (hereafter defined) under the Original ARM Agreement and to provide certain amendments to the terms of the Original ARM Agreement. The parties intend (a) that all amounts advanced or financial accommodations provided pursuant to the Original ARM Agreement will remain outstanding and all security interests and liens granted pursuant to the instruments and documents executed in connection with the Original ARM Agreement shall remain in full force and effect, (b) to restate and amend the Original ARM Agreement on the terms and conditions hereafter set forth, (c) that the terms and conditions of all existing and future Loans (as hereafter defined) and Collateral (as hereafter defined) interests shall be governed by this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree that as of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Original ARM Agreement shall be deemed amended and restated in their entirety as follows and the Original ARM Agreement shall be consolidated with and into and superseded by this Agreement; provided, however, that except as otherwise provided herein, nothing contained
--------  -------
in this Agreement shall impair, limit or affect the liens and security interests heretofore granted, pledged in or assigned to Lender as security for Borrower"s obligations to Lender under the Original ARM Agreement.

Accordingly, the parties hereto agree as follows:

          1.  (A)  General Definitions.  When used in this Agreement, the
                   -------------------
following terms shall have the following meanings:

          "Advance Rates" means the Receivables Advance Rate.
           -------------

          "Affiliate" of any Person means (a) any Person which, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person,
(ii) of any Subsidiary of such Person or (iii) of any Person described in clause
(a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Alternate Base Rate" means, for any day, a rate per
           -------------------
annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

          "Alternate Base Rate Loan" means the Loan or any portion thereof
           -------------------------
bearing interest at a rate determined by reference to the Alternate Base Rate.

          "Ancillary Agreements" means all agreements, instruments, and
           --------------------
documents including, without limitation, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrower or delivered to Lender, relating to the Original ARM Agreement, this Agreement or to the transactions contemplated by this Agreement.

          "Bank" means The Bank of New York.
           ----

          "Business Day" means any day other than a day on which commercial
           ------------
banks in New York are authorized or required by law to close.

          "Change of Control" means (a) any transfer (whether in one or more
           -----------------
transactions) of ownership whereby any Person, acting alone or together with one or more other Persons which would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as in effect at the time (the "Exchange Act"), or any Affiliates thereof, shall acquire beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the total voting power of all classes of capital stock of RWI entitled to vote generally in the election of the Board of Directors of RWI (any shares of capital stock of which such Persons are the beneficial owners that are not then outstanding being deemed outstanding for purposes of calculating such percentage) or (b) any merger, consolidation or sale of substantially all of the property or assets of RWI.

          "Closing Date" means April 9, 1998 or such other date as may be
           ------------
agreed upon by the parties hereto.

          "Collateral" means and includes:
           ----------

               (A)  all Receivables;

               (B)  all General Intangibles;

               (C) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Borrower or in which it has an interest) which at any time evidence or contain information relating to (A) and (B) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

               (D) documents of title, policies and certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B) and (C) above;

               (E) all guaranties, liens on real or personal property, leases, and other agreements and property which in any way secure or relate to (A) and
(B) above, or are acquired for the purpose of securing and enforcing any item thereof;

               (F) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Lender for the account of Borrower (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Borrower with Lender or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts; and

               (G) all products and proceeds of (A), (B), (C), (D), (E) and (F) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E) and (F) above) and all claims of Borrower against third parties (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of, any or all of (A), (B),
(C), (D), (E) and (F) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

     "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated
      -------------------
Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, interest expense
      -----------------------------
(including the amortization of debt discount and premium, the interest component under capital leases and the implied interest component under synthetic leases) of the consolidated entities on a consolidated basis for such period, as determined in accordance with GAAP.

    "Consolidated Net Income" means, for any period, net income(excluding
     -----------------------
extraordinary items and non-operating gains and losses(including, without limitation, currency gains and losses)) after taxes for such period of RWI on a consolidated basis.

          "Contract Rate" means an interest rate per annum equal to  (i)
           -------------
Alternate Base Rate plus (ii) one-half percent (.5%) provided, however  that if
                    ----                             --------  -------
the Loans or a portion thereof are a Libor Rate Loan then in such event with respect to such Loan or portion thereof it shall mean the Libor Rate in effect for the month for which such calculation is made, plus two and one half (2.5%) percent. The Contract Rate shall not at any time be less than six (6%) percent.

          "Contract Year" means the annual period from March 1, 1998 to the
           -------------
first anniversary thereof and any subsequent anniversary thereof.

          "Credit Risk" means the risk of loss resulting solely and exclusively
           -----------
from a Customer's financial inability to pay at maturity with respect to any Receivable purchased hereunder.

          "Customer" means and includes the account debtor with respect to any
           --------
Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

          "Default Rate" means a rate equal to two (2%) percent per annum in
           ------------
excess of the Contract Rate or the Overadvance Rate, as the case may be.

          "Dispute" means any cause asserted for nonpayment of Receivables,
           -------
including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence.

          "Eligible Receivables" means and includes each Receivable which
           --------------------
conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense, counterclaim, or Dispute; (d) continues to be in full conformity with the representations and warranties made by Borrower to Lender with respect thereto; (e) Lender is, and continues to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended; (f) is documented by an invoice in a form approved by Lender and shall not be unpaid more than 105 days from invoice date or more than 90 days from due date; (g) less than 50% of the unpaid amount of invoices due from such Customer remain unpaid more than 105 days from invoice date nor more than 90 days from due date; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of a Receivable; (i) if the Customer is located outside of the United States, the goods which gave rise to such Receivable were shipped after receipt by Borrower from or on behalf of the Customer of an irrevocable letter of credit, assigned and delivered to Lender and confirmed by a financial institution acceptable to Lender and is in form and substance acceptable to Lender, payable in the full amount of the Receivable in United States dollars at a place of payment located within the United States; (j) such Receivable is not subject to any lien, other than Permitted liens; (k) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of Borrower; (l) is payable to Borrower; (m) does not arise out of a bill and hold sale prior to shipment and, if the Receivable arises out of a sale to any Person to which Borrower is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (n) is net of any returns, discounts, claims, credits and allowances; (o) if the Receivable arises out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them, Borrower has so notified Lender, in writing, prior to the creation of such Receivable, and, if Lender so requests, there has been compliance with any governmental notice or approval requirements, including without limitation, compliance with the Federal Assignment of Claims Act; (p) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by Borrower, or work, labor and/or services rendered by Borrower; and (q) is otherwise satisfactory to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

          Notwithstanding anything to the contrary contained herein Lender (i) acknowledges that certain customers of Borrower are billed by Borrower monthly, although invoices for the services provided to such customers are generated internally by Borrower weekly and (ii) agrees that provided Borrower (A) furnishes Lender with a current aged trial balance showing detailed invoice information with respect to such invoices, (B) such invoices are rendered to the customer(s) no later than the fifth (5th) Business Day following the last day of the month in which the related services were performed and (C) all other criteria for eligibility have been met, such unbilled Receivables, will not be deemed ineligible, during the month in which the related services were performed, solely by reason of the invoices for such Receivables not having been rendered to the customer(s).

          "Event of Default" means the occurrence of any of the events set forth
           ----------------
in paragraph 18.

          "Federal Funds Rate" means, for any day, the weighted average of the
           ------------------
rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by The Bank of New York from three Federal funds brokers of recognized standing selected by The Bank of New York.

          "Formula Amount" shall have the meaning set forth in paragraph 2(d).
           --------------

          "GAAP" means generally accepted accounting principles, practices and
           ----
procedures in effect from time to time.

          "General Intangibles" means and includes all of Borrower's now owned
           -------------------
or hereafter acquired general intangibles as said term is defined in the Uniform Commercial Code in effect in the State of New York including, without limitation, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

          "Guarantor" means  any  Person who may  guarantee payment or
           ---------
performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.

          "Guarantor Security Agreements" means any Security Agreements  which
           -----------------------------
are executed by  a Guarantor in favor of Lender.

          "Guaranty Agreements" means collectively the Guaranties which are
           -------------------
executed by any Guarantor in favor of Lender.

          "Hazardous Substance" means, without limitation, any flammable
           -------------------
explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and
                                          -------

27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          "Incipient Event of Default" means any act or event which, with the
           --------------------------
giving of notice or passage of time or both, would constitute an Event of Default.

     "Interest Coverage Ratio" means, with respect to RWI on a consolidated
      -----------------------
basis for the twelve month period ending on the last day of any fiscal quarter of the consolidated entities, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

          "LIBOR Rate" means the rate of interest equal to the rate per annum
           ----------
published in the Wall Street Journal for the London Interbank Offered Rate for a one month period, averaged and calculated monthly.

          "Loans" means the Revolving Credit Advances  and all other extensions
           -----
of credit hereunder.

          "Matured Funds Rate" means the rate of interest, announced by Lender
           ------------------
from time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate as announced by Lender.

          "Maximum Loan Amount" means $75,000,000.
           -------------------

          "Maximum Revolving Amount" means $75,000,000.
           ------------------------

          "Net Face Amount" of Receivables means the gross face invoice amount
           ---------------
thereof, less returns, discounts (the calculation of which shall be determined by Lender where optional terms are given), anticipation or any other unilateral deductions taken by Customers, and credits and allowances to Customers of any nature.

          "Obligations" means and includes all Loans, all advances, debts,
           -----------
liabilities, obligations, covenants and duties owing by Borrower to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this

Agreement and the Ancillary Agreements or otherwise, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's account or incurred by Lender in connection with Borrower's account whether provided for herein or in any Ancillary Agreement.

          "Original Owner" means G. Drew Conway.
           --------------

          "Overadvance Rate" means a rate equal to  one-half (.5%) percent per
           ----------------
annum in excess of the Contract Rate.

          "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics
           ---------------
and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (iii) liens in favor of Lender, (iv) liens for taxes, assessments or other governmental charges (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (v) liens specified on Schedule 1(A) hereto, (vii) deposits pledged to secure trade
                   -------------
contracts, leases (which are otherwise permitted under this Agreement) and performance bonds incurred in the ordinary course of Borrower's business, if any, (viii) liens on leased capital equipment under any capitalized lease obligation which is otherwise permitted by and in compliance with the terms of this Agreement, (ix) encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower is a party, and other minor liens or encumbrances, which do not interfere materially with the use of the property affected in the ordinary conduct of the business of the Borrower and which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, and (x) purchase money security interests in or purchase money mortgages on real or personal property, incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company or limited liability partnership, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "Prime Rate" means the prime commercial lending rate of The Bank of
           ----------
New York as publicly announced in New York, New York to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

          "Receivables" means and includes all of Borrower's now owned or
           -----------
hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and Borrower's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Borrower, whether or not an invoice or other form of billing, for any of the foregoing, has been rendered to the customer, all proceeds thereof and all files in which Borrower has any interest whatsoever containing information identifying or pertaining to any of Borrower's Receivables, together with all of Borrower's rights to any merchandise which is represented thereby, and all Borrower's right, title, security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor.

          "Receivables Advance Rate" shall have the meaning set forth in the
           ------------------------
definition of Receivables Availability.

          "Receivables Availability" means the amount of Revolving Credit
           ------------------------
Advances against Eligible Receivables Lender may from time to time during the term of this Agreement make available to Borrower up to 85% ("Receivables Advance Rate") of the net face amount of Borrower's Eligible Receivables.

          "Reports" shall have the meaning set forth in Section 14.
           -------

          "Retained Goods" shall have the meaning set forth in Section 8(h).
           --------------

          "Revolving Credit Advances" shall have the meaning set forth in
           -------------------------
paragraph 2(d).

          "Settlement Date" means  two (2) Business Days after the day on which
           ---------------
the applicable Receivable or payment (including, without limitation, those described in Section 9 of this Agreement) is actually collected by Lender.

          "Subsidiary" of any Person means a corporation or other entity of
           ----------
whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Tangible Net Worth" at a particular date means (a) the aggregate
           ------------------
amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrower.

          "Term" means the Closing Date through February 28, 1999 subject to
           ----
acceleration upon the occurrence of an Event of Default hereunder or other termination hereunder.

          (B) Accounting Terms.  Any accounting terms used in this Agreement
              ----------------
which are not specifically defined shall have the meanings customarily given them in accordance with GAAP. As used herein, the phrase "on a consolidated basis" shall mean RWI and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

          (C) Other Terms.  All other terms used in this Agreement and defined
              -----------
in the Uniform Commercial Code as adopted in the State of New York, shall have the meaning given therein unless otherwise defined herein.

          2.  Sale of Receivables; Purchase Price; Accounts Receivables
              ---------------------------------------------------------
Management; Loans.
-----------------

          (a) Borrower hereby assigns and sells to Lender, as absolute owner, and Lender hereby purchases from Borrower all Receivables created on and after the date hereof, which arise from Borrower's sale of merchandise or rendition of services.

          (b) Lender shall not assume the Credit Risk on any Receivables, it being understood that the commission payable by Borrower to Lender under Section 5(e) is in consideration of the accounts receivable management and record keeping services to be performed by Lender and not in consideration of the assumption of Credit Risk by Lender. Accordingly, all Receivables shall be purchased by Lender with full recourse to Borrower in the event of non-payment thereof for any reason whatsoever and Lender may charge back to Borrower's account the amount of any Receivable that is not paid on its due date. The procedure manual Lender has delivered to Borrower describes Lender's current practices and procedures regarding its accounts receivable management and record keeping services. Lender reserves the right to vary such practices and procedures from time to time in its sole discretion. Lender's liability to Borrower for any alleged failure on Lender's part to provide adequate accounts receivable management and record keeping services shall be expressly limited to a refund of commissions paid by Borrower during the period of such alleged failure and Lender shall have no liability of any kind whatsoever for consequential or other damages or penalties based upon any such alleged failure on Lender's part.

          (c) The purchase price of Receivables shall be the Net Face Amount thereof less Lender's commission described in Section 5(e). The purchase price will be credited to Borrower's account and remitted to Borrower on the Settlement Date. Lender may deduct from the amount payable to Borrower on any Settlement Date reserves for all Obligations then chargeable to Borrower's account and Obligations which in Lender's sole judgment may be chargeable to Borrower's account thereafter.

          (d) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Lender may, in its sole discretion, make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the sum of:

               (i) Receivables Availability,  minus

               (ii) such reserves as Lender may reasonably deem proper and necessary from time to time.

     The difference of 2(d)(i), minus (ii) shall be referred to as the "Formula Amount". In this regard, Borrower agrees that it shall submit a Borrowing Base Certificate to Lender, in form and substance and with such frequency, as more fully described in Section 9 below, to include such calculations, in each instance that Lender may deem necessary or desirable in order to verify whether Borrower is in compliance with the preceding limitations pertaining to Revolving Credit Advances.

          (e) Notwithstanding the limitations set forth above, Lender retains the right to lend Borrower from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

          (f) Borrower acknowledges that the exercise of Lender's discretionary rights hereunder may result during the term of this Agreement in one or more increases or decreases in the Advance Rates and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

          (g) If Borrower does not pay any interest, fees, costs, charges or commissions to Lender when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower's account, a Revolving Credit Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs, charges or commissions.

          (h) Any sums expended by Lender due to Borrower's failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's account as a Revolving Credit Advance and added to the Obligations.

          (i) Lender will account to Borrower monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

          (j) During the Term, Borrower may borrow, prepay and reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

          (k) The aggregate balance of Loans outstanding at any time shall not exceed the Maximum Loan Amount. The aggregate balance of Revolving Credit Advances outstanding at any time shall not exceed the Formula Amount.

          (l) Each Borrower agrees that RWI is granted an irrevocable power of attorney to execute any documents, reports, convey any security interests or title and issue all requests and directives on behalf of itself, RWP, THG, RWST, ARI, SCR and TRNCP to Lender, including without limitation all requests for
Loans.   The proceeds of Loans, shall be remitted, in Lender's discretion, to
RWI which shall distribute such proceeds, to the extent necessary and appropriate, to itself, RWP, THG, RWST, ARI, SCR and TRNCP. Each Borrower hereby irrevocably appoints RWI as agent for all purposes of this Agreement, including, without limitation, requesting Loans and disbursing the proceeds thereof. Each Borrower shall be jointly and severally liable for all of the Obligations.

          (m) Deposits Unavailable.  If Lender (or any corporation or bank
              --------------------
controlling Lender) shall have determined that by reason of circumstances affecting the London interbank market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Libor Rate Loans, then, upon notice from Lender to Borrower, Lender's obligations under this Agreement to make, convert, or continue the Loans or any portion thereof as a Libor Rate Loan shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist.

          3.  Repayment of Loans.
              ------------------

          Borrower shall be required to (i) make a mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Loans made by Lender to Borrower hereunder is in excess of the Maximum Loan Amount or Formula Amount in an amount equal to such excess, and (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrower hereunder together with accrued and unpaid interest, fees, charges and commissions and (y) all other amounts owed Lender under this Agreement and the Ancillary Agreements.

          4.  Procedure for Revolving Credit Advances.  The Borrower may by
              ---------------------------------------
written notice request a borrowing of Revolving Credit Advances prior to 1:00 P.M. New York time on the Business Day of its request to incur, on that day, a
Revolving Credit Advance.   All Revolving Credit Advances shall be disbursed
from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to the Borrower's account on Lender's books. The proceeds of each Revolving Credit Advance made by the Lender shall be made available to the Borrower on the day so requested by way of credit to the Borrower's operating account maintained with such bank as Borrower designates to Lender. Any and all Obligations due and owing hereunder may be charged to Borrower's account and shall constitute Revolving Credit Advances.

          5.  Interest; Fees; Commissions.
              ---------------------------

          (a)  Interest.

          (i) Interest on Loans shall be payable in arrears on the last day of each month. Interest payments hereunder may, at Lender's option be charged by Lender to Borrower's account. Interest charges shall be computed on the unpaid balance of the Loans for each day they are outstanding at a rate per annum equal to, with respect to Revolving Credit Advances, the Contract Rate. In the event the aggregate amount of Revolving Credit Advances exceeds the Formula Amount for five (5) or more days in any month during the Term, the average daily balance of Revolving Credit Advances in that month shall bear interest at the Overadvance Rate.

    (ii) Upon three (3) days notice from the Borrower to Lender, a portion of the Revolving Credit Advances designated by the Borrower shall bear interest at the Libor Rate. Borrower shall not have the option to use the Libor Rate for Revolving Credit Advances following the occurrence of an Event of Default or Incipient Event of Default hereunder or during any period in which the aggregate amount of Revolving Credit Advances exceeds the Formula Amount.

        (iii) Interest shall be computed on the basis of actual days elapsed over a 360-day year.

        (iv) Upon the occurrence and during the continuance of an Event of Default, interest shall be payable at the Default Rate.

        (v) Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation, and if any provision of this Agreement or an Ancillary Agreement is in contravention of any such law or regulation, such provision shall be deemed amended to provide for interest at said maximum rate and any excess amount shall either be applied, at Lender's option, to the outstanding Loans in such order as Lender shall determine or refunded by Lender to Borrower.

        (vi) Borrower shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including, but not limited to, any deduction for any set-off or counterclaim.

          (b)  Fees.

          (i) Collateral Monitoring Fee.  Upon Lender's performance of any
              -------------------------
collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender's benefit, a per diem amount equal to Lender's then standard rate per person, for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by the Lender and the person performing such collateral monitoring shall be charged to Borrower's account.

          (c) Increased Costs.  In the event that any applicable law, treaty or
              ---------------
governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 5(c), the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

       (i) subject Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Ancillary Agreements (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

       (ii) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

       (iii) impose on Lender any other condition with respect to this Agreement or any Ancillary Agreements; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

     (d)  Capital Adequacy.
          ----------------

          (i) In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 5(d), the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay promptly to Lender upon its demand such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

       (ii) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 5(d) hereof when delivered to Borrower shall be conclusive absent manifest error.

     (e)  Commission.
          ----------

          (i) Borrower shall pay to Lender an annual commission of $100,000 for the first Contract Year and each Contract Year thereafter (unless this Agreement is terminated pursuant to the terms of Section 17 of this Agreement with respect to any subsequent Contract Year). The commission for each Contract Year shall be earned on the first day of such Contract Year and shall be payable in 12 equal monthly installments commencing on the 1st day of each Contract Year payment of which may be charged to Borrower"s Loan account.


          (f) Matured Funds.  On the last day of each month during the Term,
              -------------
Lender shall credit Borrower's account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by Lender to Borrower hereunder which are not drawn by Borrower on the Settlement Date.

          6.  Security Interest.
              -----------------

          (a) To secure the prompt payment to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of the Borrower's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed, following an Event of Default, by Lender, be kept by Borrower in trust for Lender until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

          (b) Lender may file one or more financing statements disclosing Lender's security interest in the Collateral without Borrower's signature appearing thereon or Lender may sign on Borrower's behalf as provided in paragraph 13 hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Lender appropriately endorsed.

          7.  Representations Concerning the Collateral.  Borrower represents
              -----------------------------------------
and warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder):

          (a) all the Collateral (i) is owned by Borrower free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Lender's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

          (b) all Receivables (i) represent complete bona fide transactions which require no further act under any circumstances on Borrower's part to make such Receivables payable by Customers excepting, only , furnishing the invoice therefor to customer on or before the fifth Business Day following the last day of the month in which the services related to such invoice have been performed,
(ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent Disputes and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Borrower.

          8.  Covenants Concerning the Collateral.  During the Term, Borrower
              -----------------------------------
covenants that it shall:

          (a) not dispose of any of the Collateral whether by sale, lease or otherwise except for the licensing of intellectual property in the ordinary course of business;

          (b) not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of Borrower's other assets to anyone other than Lender except (i) as set forth on Schedule 1(A) attached hereto and made a
                                       -------------
part hereof and (ii) Permitted Liens;

          (c) place notations upon Borrower's books of account and any financial statement prepared by Borrower to disclose Lender's security interest in the Collateral;

          (d) defend the Collateral against the claims and demands of all parties.

          (f) not extend the payment terms of any Receivable without prompt notice thereof to Lender;

          (g) perform all other steps reasonably requested by Lender to create and maintain in Lender's favor a valid perfected first security interest in all Collateral; and

          (h) promptly provide Lender with duplicate originals of all credits which Borrower issues to its Customers and immediately notify Lender of any Disputes. Borrower shall settle all Disputes at no cost or expense to Lender. Should Lender so elect, upon the occurrence of any Event of Default, Lender may at any time in its discretion (i) withdraw Borrower's authority to issue credits to its Customers without Lender's prior written consent; (ii) litigate Disputes or settle them directly with Customers on terms acceptable to Lender.

          9.  Collection and Maintenance of Collateral and Records.
              ----------------------------------------------------

          Lender may at any time verify Borrower's Receivables utilizing an audit control company or any other agent of Lender. Lender or Lender's designee may notify Customers, at any time at Lender's sole discretion, of Lender's security interest in Receivables, (and Lender shall endeavor to inform Borrower of such notification upon having so notified customers, provided, however, that failure of Lender to so inform Borrower will not constitute a breach of this Agreement by Lender) collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Lender does so or gives Borrower other instructions, Borrower shall instruct all of its Customers which
were previously Customers of The Registry, Inc., ARI or TRNCP   ("Lock Box
Customers")to make payments on account of Receivables arising from sales to such Lock Box Customers to an account under Lender's dominion and control at such bank as Lender may designate, as provided by the terms of Section 23. To the extent Borrower receives any payments on account of Receivables of Lock Box Customers, it shall hold such payments for Lender's benefit in trust as Lender's trustee and immediately deliver them to Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to Section 22 hereof. With respect to all other Customers of Borrower, Borrower shall instruct such Customers to make payments on account of Receivables only to Deposit Accounts of Borrower as described in
Section 23 hereof. Lender will credit (conditional upon final collection) all such payments to Borrower's account on the Settlement Date. Promptly after the creation of any Receivables, Borrower shall provide Lender with schedules describing all Receivables created or acquired by Borrower and shall execute and deliver confirmatory written assignments of such Receivables to Lender, but Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the Receivables. Borrower shall furnish, at Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Lender may require. All of Borrower's invoices shall bear the terms stated on the applicable customer order, and no change from the original terms of such customer order shall be made without the prior written consent of Lender. Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, an aged trial balance of Borrower's existing accounts payable. Borrower shall provide Lender, as requested by Lender, such other schedules, documents and/or information regarding the Collateral as Lender may reasonably require. Without limiting the foregoing, Borrower shall provide to Lender a borrowing base certificate in form annexed hereto as Schedule 9("Borrowing Base Certificate"), and by means of electronic
          ----------
transmission, detailed information regarding Borrower"s Receivables ("Detail Transmission") with the following frequency, based upon the availability from time to time under the Formula Amount:


------------------------------------------------------------------------------------------------
AVAILABILITY UNDER        FREQUENCY OF DELIVERY OF         FREQUENCY OF DELIVERY OF
FORMULA  AMOUNT           BORROWING BASE                   DETAIL TRANSMISSION
                          CERTIFICATE
------------------------------------------------------------------------------------------------
$0 TO $5,000,000          DAILY                            DAILY
------------------------------------------------------------------------------------------------
$5,000,000 - $9,999,999   WEEKLY                           MONTHLY
------------------------------------------------------------------------------------------------
$10,000,000 AND ABOVE     MONTHLY                          QUARTERLY
------------------------------------------------------------------------------------------------


Daily submissions shall be delivered to Lender before 12:00 noon on each Business Day. Weekly submissions shall be delivered to Lender on or before the close of business on the last Business Day of each week. Monthly submissions shall be delivered to Lender within five (5) days following the end of each month. Quarterly submissions shall be delivered within fifteen (15) days following the end of each calendar quarter.


     Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Default or Incipient Event of Default hereunder, Lender may require daily submission of Borrowing Base Certificates and Detail Transmissions. The Borrowing Base Certificate and Detail Transmission must be in form and substance acceptable to Lender. The Borrowing Base Certificate shall certify to Lender, and shall contain sufficient information and calculations as Lender may deem necessary or desirable, in order to verify any Receivables Availability, the applicable Formula Amount and whether or not Receivables included therein are Eligible Receivables. Without limiting the foregoing, a Borrowing Base Certificate must be executed and delivered by Borrower to Lender at the time of or prior to each request for Revolving Credit Advances pursuant to Section 4.

     10.  Inspections.  At all times during normal business hours, Lender shall
          -----------
have the right to (a) visit and inspect Borrower's properties and the Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with the Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower.

     11.  Financial Information.  Borrower shall provide Lender (a) as soon as
          ---------------------
available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, Borrower's balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and statement of cash flow for such fiscal year, setting forth in comparative form, on a consolidated basis, the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be satisfactory to Lender and shall be accompanied by an unqualified audit report issued by such independent certified public accountants; and (b)contemporaneously with the filing thereof, copies of Borrower"s Forms 10-Q and 10-K and any other reports required to be filed with the United States Securities and Exchange Commission or other governmental authorities. All financial statements required to be delivered by Borrower hereunder shall be prepared in accordance with GAAP and shall be subject to year-end audit adjustments. Together with the annual financial statements referred to above, Borrower shall deliver a certificate of Borrower's certified public accountants addressed to Lender stating that (i) they have caused this Agreement and the Ancillary Agreements to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default or Incipient Event of Default exists and, in particular, they have no knowledge of any Event of Default or Incipient Event of Default or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred and whether it is continuing. At the times the financial statements are furnished pursuant to (a) above, a certificate of Borrower's President or Chief Financial Officer shall be delivered to Lender stating that, to the best of his knowledge, no Event of Default or Incipient Event of Default exists, or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event.

          In addition to the foregoing financial statements, Borrower shall furnish Lender no less than thirty (30) days prior to the beginning of each fiscal year commencing with fiscal year 1997, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

          12.  Additional Representations, Warranties and
               -------------------------------------------

Covenants.  Borrower represents and warrants (each of which such
---------
representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), and covenants that:

          (a) Borrower is a corporation duly organized and validly existing under the laws of the State of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of Borrower's business requires such qualification except where the failure to be so qualified would not have a material adverse effect on the business, assets or financial conditions of the Borrowers or create a defense to the collectibility of any Receivables;

          (b) the execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Borrower's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound and (iii) are within Borrower's corporate powers;

          (c) this Agreement and the Ancillary Agreements executed and delivered by Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement or creditors' rights and remedies generally;

          (d) it keeps and will continue to keep all of its books and records concerning the Collateral at Borrowers" executive offices located at the addresses set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Lender at least thirty (30) days prior written notice;

          (e) (i) the operation of Borrower's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations.

          (ii) in the event the Borrower obtains, gives or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrower shall, within five (5) Business Days, give written notice of same to the Lender detailing facts and circumstances of which the Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Lender of the status of the matter. Such information is to be provided to allow the Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

          (iii) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto Borrower's property (or authorize third parties to enter onto such property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Credit Advances shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

          (iv) Borrower shall defend and indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by the Lender under or on account of any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any hazardous substances affecting Borrower's property, whether or not the same originates or emerges from Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Lender. The Borrower's obligations under this paragraph 12(e) shall arise upon the discovery of the presence of any Hazardous Substances on the Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any hazardous substances. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

          (v) For purposes of paragraph 12(e) all references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises;

          (f) based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) Borrower has not engaged in any Prohibited Transactions as defined in paragraph 406 of ERISA and paragraph 4975 of the Internal Revenue Code, as amended; (ii) Borrower has met all applicable minimum funding requirements under paragraph 302 of ERISA in respect of its plans; (iii) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (v) Borrower has not withdrawn, completely or partially, from any multiemployer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

          (g) it is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets (calculated on a going concern basis) is in excess of the amount of its liabilities;

          (h) except as listed on Schedule 12(h), there is no pending or
                                  --------------
threatened litigation, actions or proceeding which involve the possibility of materially and adversely affecting the Borrower's business, assets, operations, condition or prospects, financial or otherwise (on a consolidated basis) or the Collateral or the ability of Borrower to perform this Agreement;

          (i) all balance sheets and income statements of the Borrower which have been delivered to Lender are in accordance with GAAP, are complete and correct and fairly, state Borrower's financial condition on a basis consistent with that of previous financial statements and there has been no material adverse change in Borrower's financial condition as reflected in such statements since the date thereof. There are no contingent liabilities of Borrower as of the date of such financial statements involving material amounts and of a nature customarily reflected on a balance sheet in accordance with GAAP known to the officers of Borrower and not disclosed on such balance sheets and the related notes thereto;

          (j) (x) it possesses all of the licenses, patents, copyrights, trademarks, tradenames and permits necessary to conduct its business, (y) there has been no assertion or claim of violation or infringement with respect thereof and (z) all such licenses, patents, copyrights, trademarks, tradenames and permits are listed on Schedule 12(j);
                      --------------

          (k) it will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon it except if such amounts are being contested in good faith and adequate reserves for which have been established;

          (l) it will promptly inform Lender in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, which might singly or in the aggregate, have a materially adverse effect on Borrower; (ii) any amendment of Borrower's certificate of incorporation or by-laws; (iii) any change in Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on Borrower; (iv) any Event of Default or Incipient Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which would have a material adverse effect on Borrower's business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of Borrower's executive offices; (vii) any change in Borrower's corporate name; (viii) any material delay in Borrower's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets, counterclaims or Disputes by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; and (ix) furnish to and inform Lender of all material adverse information relating to the financial condition of any account debtor with respect to any Receivable in excess of $50,000.

          (m) it will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt but inclusive of obligations under capitalized leases) whether secured or unsecured in excess of $15,000,000 in the aggregate, other than Borrower's indebtedness to Lender and other than (a) indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made because such amounts are being then contested in good faith and for which adequate reserves have been established by Borrower; (b) subordinated indebtedness, with the prior written consent of the Lender; (c) purchase money indebtedness secured by liens permitted under the definition of "Permitted Liens" up to but not exceeding $150,000 at any one time outstanding; (d) indebtedness of the Borrower to its officers and employees under deferred compensation arrangements entered into in the ordinary course of business; (e) subject to the provisions of Section 12(t) of this Agreement, inter-company indebtedness (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (except to RWI and provided such dividends or distributions are retained by RWI and used for RWI"s business operations) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrower (iii) directly or indirectly, prepay any indebtedness (other than to Lender and other than the permissible indebtedness in the amount of up to $15,000,000 referred to above), or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrower; (iv) makes advances, loans or extensions of credit to any Person except that (A) Original Owner may be indebted to Borrower in an amount not to exceed $500,000 in the aggregate at any time; (B) all employees, officers and directors of Borrower (excepting for Original Owner) may be indebted to Borrower, in amounts not to exceed, at any time, $25,000 to any one individual and $250,000 in the aggregate;(C) Borrower may make advances to officers and employees with respect to expenses incurred by them in the ordinary course of their duties that are properly reimbursable by Borrower ;and (D) subject to Section 12(t) of this Agreement, inter-company advances, loans or extensions of credit (v) become either directly or contingently liable upon the obligations of any Person (other than a Subsidiary which is a Borrower or a Guarantor of the Loans) by assumption, endorsement or guaranty thereof or otherwise; (vi) enter into any acquisition, merger, consolidation or other reorganization of, with or into any other Person or acquire all or a portion of the assets (except for acquisition of equipment or inventory in the ordinary course of the business of Borrower) or stock of any Person or permit any other Person to consolidate with or merge with it unless
(a) the target of such acquisition, merger or consolidation is a Person which conducts a similar business to that in which Borrower or any of its Subsidiaries is currently engaged; (b) Borrower"s Tangible Net Worth (on a consolidated basis) prior to and following the date of such acquisition, merger or consolidation is not less than $70,000,000; (c) Borrower is the surviving entity following such acquisition, merger or consolidation, provided, however, that Borrower may create a subsidiary for the purpose of acquiring the assets of another entity or a merger with another entity and in the case of a merger such subsidiary or other entity may be the surviving entity provided (A) in the event any such entity is to become a Borrower hereunder, such entity will promptly execute such instruments and agreements as Lender shall request in order for such entity to become a Borrower hereunder, (B) the Receivables of such surviving entity shall not be deemed Eligible Receivables hereunder until all requirements of eligibility hereunder shall be satisfied, in Lender"s discretion, and (C) if such surviving entity is not to be a Borrower hereunder, such entity promptly executes and delivers to Lender a guaranty agreement and security agreement in favor of Lender in form and substance as that executed by the Guarantors; (d)Borrower shall have delivered to Lender the Certificate of Borrower"s President or Chief Financial Officer stating that to the best of his or her knowledge, such acquisition, merger or consolidation will not cause or result in the occurrence of an Event of Default or Incipient Event of Default under this Agreement; and (e) in the case of an acquisition in which a Borrower acquires accounts receivable of another entity or a direct merger of a Borrower with another entity, Borrower shall have executed and delivered to Lender within thirty (30) days following the date of such acquisition, merger or consolidation such instruments and documents as Lender deems reasonably necessary to ensure that all of the accounts, accounts receivable and general intangibles of the Person acquired in such acquisition, merger or consolidation shall be part of the Collateral hereunder and that Lender shall have a first priority security interest therein provided, however, that no such account or account receivable
                  --------  -------
shall be deemed an Eligible Receivable until such time as Borrower shall have complied with this subsection 12(m)(vi)(e) to the satisfaction of Lender; (vii) form any Subsidiary (except as otherwise permitted pursuant to (vi) above) or enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged;
(ix) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Lender except as required by GAAP or in the tax reporting treatment or except as required by law; (x) enter into any transaction with any Affiliate except in ordinary course on arms-length terms provided that in the case of transactions with Subsidiaries, such transactions need only be in the ordinary course of business and need not be on arms-length terms; or (xi) except as set forth in Schedule 12(m) annexed hereto,
                                                  --------------
bill Receivables under any name except the present name of the Borrower; (xii) sell, transfer or lease or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and except as permitted pursuant to Section 8(a) hereof;

          (n) it shall not permit its Tangible Net Worth (on a consolidated basis) to be less than $70,000,000 on June 30, 1998 and $100,000,000 on December 31, 1998;

          (o) it shall not at any time permit its Interest Coverage Ratio to be less than 5.0 to 1.0.

          (p) all financial projections of Borrower's performance prepared by Borrower or at Borrower's direction and delivered to Lender will represent, at the time of delivery to Lender, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

          (q) none of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect; and

          (r) it will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At its own cost and expense in amounts and with carriers acceptable to Lender, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) furnish Lender with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee and providing that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Lender with at least thirty (30) days notice prior to cancellation. Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Lender and Borrower jointly. After the occurrence of an Event of Default Lender may endorse Borrower's name on any check, draft or other instrument in payment of insurance losses and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine.
Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand.

          (s) it shall not purchase or acquire obligations or stock of, or any other interest in, or make any investment in any entity, except (A) obligations issued or guaranteed by the United State of America or any agency thereof, (B) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (C) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y)
its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (D) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an Agency thereof, (E) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating), and
(F) as permitted pursuant to Section 12(m) hereof.

          (t) Borrower shall use the proceeds of the Revolving Credit Advances hereunder (i) for Borrower"s working capital needs; (ii) for acquisitions of other Persons and/or such Person"s assets by Borrower (subject to the restrictions contained in Section 12(m) hereof); and (iii) to support the operations of Subsidiaries of Borrower which are not Borrowers hereunder, provided, however, that the aggregate amount of outstanding Loans hereunder to be utilized for the purpose described in clause (iii) of this subsection (t) shall not at any time exceed $10,000,000.

          13.  Power of Attorney.  Borrower hereby appoints Lender or any other
               -----------------
Person whom Lender may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession;
(ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (v) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. Neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Lender or in which Lender has a security interest remains unpaid and until the Obligations have been fully satisfied.

          14.  Expenses.  Borrower shall pay all of Lender's out-of-pocket costs
               --------
and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Borrower shall also pay all of Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and liens hereunder as valid perfected security interests,
(c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral in accordance with the terms of this Agreement, and (d) any consultations in connection with any of the foregoing. Borrower shall also pay Lender's then standard price for furnishing Borrower or its designees copies of any statements, records, files or other data (collectively, "Reports") requested by Borrower or its designees, other than reports of the kind furnished to Borrower and Lender's other borrowers on a regular, periodic basis in the ordinary course of Lender's business. Borrower shall also pay Lender's customary bank charges, including, without limitation, all wire transfer fees incurred by Lender, for all bank services performed or caused to be performed by Lender for Borrower at Borrower's request. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrower to Lender shall be payable on demand and shall be secured by the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Lender which Lender is or may be required to withhold or pay, Borrower agrees to indemnify and hold Lender harmless in respect of such taxes, and Borrower will repay to Lender the amount of any such taxes which shall be charged to Borrower's account; and until Borrower shall furnish Lender with indemnity therefor (or supply Lender with evidence satisfactory to it that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interests in any and all Collateral. Borrower hereby acknowledges that Lender shall not be liable in any manner whatsoever for any selling expenses, orders, purchases or contracts of any kind resulting from any transaction between Borrower and any other Person and Borrower hereby indemnifies and holds Lender harmless with respect thereto, which indemnity shall survive termination of this Agreement.

          15.  Assignment.  Lender may assign any or all of the Obligations
               ----------
together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto. Upon such transfer, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation. Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender, and no such assignment or transfer of any such obligation shall relieve Borrower thereof unless Lender shall have consented to such release in a writing specifically referring to the obligation from which Borrower is to be released.

          16.  Waivers.  Borrower waives presentment and protest of any
               -------
instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

          17.  Term of Agreement.  Lender may terminate this Agreement at any
               -----------------
time upon sixty (60) days prior written notice to Borrower. If not so terminated, this Agreement shall continue in full force and effect until the expiration of the Term. The Term shall be automatically extended for successive periods of one (1) year each unless either party shall have provided the other with a written notice of termination, at least sixty (60) days prior to the expiration of the Term or any renewal Term. The Borrower may terminate this Agreement at any time upon sixty (60) days' prior written notice ("Termination Date") upon payment in full of the Obligations; provided, that Borrower pays an
                                                --------
early termination fee in an amount equal to $250,000 if Borrower terminates this Agreement prior to the first anniversary of the Closing Date, or prior to any subsequent anniversary of the Closing Date. Notwithstanding anything to the contrary contained in this Section 17, provided Borrower delivers to Lender written notice of termination at least sixty (60) days prior to the expiration of the Term or any renewal Term as aforesaid and the Termination Date is on any anniversary of the Closing Date, no early termination fee shall be payable.

          18.  Events of Default.  The occurrence of any of the following shall
               -----------------
constitute an Event of Default:

          (a) failure to make payment of any of the Obligations when required hereunder;

          (b) failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

          (c) committing any breach under paragraph 12(n) or 12(o) hereof;

          (d) occurrence of a default under any agreement to which Borrower is a party with third parties which has a material adverse affect (on a consolidated basis with respect to RWI and its Subsidiaries) upon Borrower's business, operations, property or condition (financial or otherwise).

          (e) any representation, warranty or statement made by Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

          (f) attachments or levies are made upon any of Borrower's assets having an aggregate value in excess of an aggregate of $300,000, or judgments are rendered against Borrower or any of Borrower's property involving a liability of more than $300,000 in the aggregate, which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof;

          (g) any change in Borrower's condition or affairs (financial or otherwise) which in Lender's opinion impairs the Collateral or the ability of Borrower to perform its Obligations;

          (h) any lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest;

          (i) if Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

          (j) Borrower shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

          (k) any Subsidiary or any Guarantor shall (i) apply for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, (viii) take any action for the purpose of effecting any of the foregoing;

          (l) Borrower directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower or any interest therein, except as permitted herein;

          (m) Borrower fails to maintain its current line of business;

          (n) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral;

          (o) a default by Borrower in the payment, when due, of any principal of or interest on any indebtedness for money borrowed in an aggregate principal amount of $1,000,000 or more;

          (p) if any Guarantor attempts to terminate, challenges the validity of, or its liability under any Guaranty Agreement or Guarantor Security Agreement;

          (q) should any Guarantor default in its obligations under any Guaranty Agreement or any Guarantor Security Agreement or if any proceeding shall be brought to challenge the validity, binding effect of any Guaranty Agreement or any Guarantor Security Agreement, or should any Guarantor breach any representation, warranty or covenant contained in any Guaranty Agreement or any Guarantor Security Agreement or should any Guaranty Agreement or Guarantor Security Agreement cease to be a valid, binding and enforceable obligation;

          (r) any Change of Control shall have occurred;

          (s) if at any time for any reason any two (2) of Drew Conway, Robert Foley, David Lubin, or Terry Hunter (the "Current Executives") shall cease to be employed by Borrower in an executive managerial capacity and Lender shall not have delivered its written consent to a successor executive within sixty (60) days following the date any such two (2) Current Executives shall cease to be so employed; or

          (t) failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Borrower and Lender which breach is not otherwise specifically enumerated in subparagraphs
(a) through (s) of this paragraph 18 and which breach remains uncured for a period of thirty (30) days from the occurrence thereof.

          19.  Remedies.  (a)  Upon the occurrence of an Event of Default
               --------
pursuant to paragraph 18 (i) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations, whether or not otherwise due and/or to terminate this Agreement without advance notice. Until all Obligations have been fully satisfied, Lender shall retain its security interest in all Collateral. Lender shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the Uniform Commercial Code, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period up to at least sixty (60) days after sale or disposition of said Collateral). Further, Lender may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in Lender's sole discretion, deems advisable or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as shown in Lender's records, at least ten (10) days before the time of the event of which notice is being given. Lender may be the purchaser at any sale, if it is public. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations. Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency.

          20.  Waiver; Cumulative Remedies.  Failure by Lender to exercise any
               ---------------------------
right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

          21.  Application of Payments.  Borrower irrevocably waives the right
               -----------------------
to direct the application of any and all payments at any time or times hereafter received by Lender from or on Borrower's behalf and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrower's Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records.

          22.  Depository Accounts.  Any payment received by Borrower on account
               -------------------
of any Collateral shall be held by Borrower in trust for Lender and Borrower shall promptly deliver same in kind to Lender or deposit all such payments into a cash collateral account at such bank as Lender may designate for application to payment of the Obligations. Borrower shall also execute such further documents as Lender may deem necessary to establish such an account and all funds deposited in such account shall immediately be deemed Lender's property.

          23.  Lock Box Accounts/Deposit Accounts.
               ----------------------------------

          (a) Borrower shall instruct all of its Lock Box Customers to make such payments on account of Receivables to an account under Lender's dominion and control at such bank as Lender may designate. Borrower shall also execute such further documents as Lender may deem necessary to establish such an account and all funds deposited in such account shall immediately be deemed Lender's property.

          (b) With respect to all other Customers of Borrower, Borrower shall instruct such Customers to make payments on account of Receivables only to such deposit accounts in which Lender holds a first priority security interest and only at such banks with which Lender has entered into an agreement whereby such banks will, upon receipt of written direction by Lender, remit all deposits in such deposit accounts directly to Lender (the "Deposit Accounts"). Borrower shall execute such instruments and documents as Lender shall request to grant and pledge in favor of Lender a first priority security interest in and to such Deposit Accounts and will execute and deliver to Lender such letters of instruction and other documents as Lender shall request to permit such banks to remit all deposits in the Deposit Accounts directly to Lender.

          (c) Notwithstanding anything to the contrary contained herein, Borrower shall, at Lender"s request, instruct all of its Customers to make payments on account of Receivables in accordance with subsection 23(a) above.

          24.  Revival.  Borrower further agrees that to the extent Borrower
               -------
makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

          25.  Notices.  Any notice or request hereunder may be given to
               -------
Borrower or Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, or by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

          Notices shall be provided as follows:

If to the Lender:    BNY Financial Corporation
                     1290 Avenue of the Americas
                     New York, New York 10104
                     Attention: Frank Imperato
                     Telephone: (212) 408-7026
                     Telecopy:  (212) 408-7162

If to the Borrower:  Renaissance Worldwide, Inc.
                     189 Wells Avenue
                     Newton, MA  02159
                     Attention: Richard L. Bugley, General Counsel
                     Telephone: (617) 527-9119
                     Telecopy:  (617) 527-6999

With a copy to:      Ropes & Gray
                     One International Plaza
                     Boston, MA 02110-2624
                     Attention: Keith F. Higgins, Esq.
                     Telephone: (617) 951-7000
                     Telecopy:  (617) 951-7050

          26.  Governing Law and Waiver of Jury Trial.  THIS AGREEMENT SHALL BE
               --------------------------------------
GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK OR, AT LENDER'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS LENDER MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS APPEARING ON LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER.

          27.  Limitation of Liability.  Borrower acknowledges and understands
               -----------------------
that in order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith or gross negligence.

          28.  Entire Understanding.  This Agreement and the Ancillary
               --------------------
Agreements contain the entire understanding between Borrower and Lender and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Borrower's and Lender's respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

          29.  Modification.  This Agreement and the Ancillary Agreements
               ------------
constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and may not be modified, altered or amended except by an agreement in writing signed by the parties hereto and thereto.

          30.  Severability.  Wherever possible each provision of this Agreement
               ------------
or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

          31.  Captions.  All captions are and shall be without substantive
               --------
meaning or content of any kind whatsoever.

          32.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which taken together shall constitute one and the same instrument.

          33.  Construction.  The parties acknowledge that each party and its
               ------------
counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

          34. Facsimile Signatures.   This Agreement may be executed by the
              --------------------
parties and delivered via facsimile transmission and any such facsimile signature shall be deemed to be an original signature.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.



RENAISSANCE WORLDWIDE, INC.         RENAISSANCE WORLDWIDE PROFESSIONALS, INC.



By:______________________           By:___________________________
 Title:                                 Title:



THE HUNTER GROUP, INC.              RENAISSANCE WORLDWIDE STRATEGY, INC.



By:______________________           By:___________________________
 Title:                                 Title:



THE REGISTRY, INC. NETWORK          AMERICA'S REGISTRY, INC.
CONSULTING PRACTICE



By:_______________________          By:___________________________
 Title:                                 Title:



SHAMROCK COMPUTER RESOURCES, LTD.



By:_______________________
 Title:



BNY FINANCIAL CORPORATION



By:_______________________
 Title:

                                   SCHEDULES
                                   ---------



Schedule 1(A)  - Permitted Liens
--------------------------------



Schedule 12(h) - Pending Litigation
-----------------------------------



Schedule 12(j) - Licenses, Patents, Trademarks and Copyrights
-------------------------------------------------------------



Schedule 12(l) - Locations
--------------------------



Schedule 12(m) - Permitted Indebtedness
---------------------------------------



Schedule 12 (m) - Trade Names
-----------------------------